EXHIBIT 5

                                 STOEL RIVES LLP
                              600 University Street
                                   Suite 3600
                         Seattle, Washington 98101-3197


                                January 21, 1999




Board of Directors
Microvision, Inc.
2203 Airport Way South, Suite 100
Seattle, WA 98134


Gentlemen:

     We have acted as counsel for Microvision, Inc. (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 covering an aggregate of 2,250,000 shares of Common Stock, no par value, of the Company (the "Shares") issuable thereby upon the exercise of options granted pursuant to the Company's 1996 Stock Option Plan, as amended (the "Plan"). We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that the Shares are duly authorized and, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       STOEL RIVES LLP